Exhibit 99.2

DCT® INDUSTRIAL

SUPPLEMENTAL REPORTING PACKAGE

2017

THIRD QUARTER

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Third Quarter 2017 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES:
Rental revenues	$104,873	$99,933	$314,514	$289,507
Institutional capital management and other fees	307	341	1,083	1,039
Total revenues	105,180	100,274	315,597	290,546

OPERATING EXPENSES:
Rental expenses	9,183	8,795	27,871	27,830
Real estate taxes	16,023	15,074	48,318	44,729
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
General and administrative	7,138	7,370	22,151	20,990
Casualty gain	—	(2,440)	(270)	(2,278)
Total operating expenses	74,771	69,072	223,549	211,515
Operating income	30,409	31,202	92,048	79,031

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	982	1,164	5,235	2,983
Gain on dispositions of real estate interests	11,556	—	39,658	43,052
Interest expense	(16,022)	(15,773)	(49,582)	(47,830)
Interest and other income (expense)	(1)	18	(13)	581
Impairment loss on land	—	—	(938)	—
Income tax benefit (expense) and other taxes	56	(222)	(147)	(510)
Consolidated net income of DCT Industrial Trust Inc.	26,980	16,389	86,261	77,307
Net income attributable to noncontrolling interests	(1,199)	(829)	(3,887)	(3,938)
Net income attributable to common stockholders	25,781	15,560	82,374	73,369
Distributed and undistributed earnings allocated to participating securities	(159)	(163)	(482)	(497)
Adjusted net income attributable to common stockholders	$25,622	$15,397	$81,892	$72,872

NET EARNINGS PER COMMON SHARE:
Basic	$0.28	$0.17	$0.89	$0.81
Diluted	$0.28	$0.17	$0.89	$0.81

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	92,981	90,250	92,351	89,464
Diluted	93,078	90,723	92,467	89,906

Third Quarter 2017 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (unaudited, amounts in thousands)

	September 30, 2017	December 31, 2016
ASSETS:
Operating portfolio	$4,219,891	$4,123,130
Value-add acquisitions	20,972	54,512
Properties under development	338,982	161,381
Properties in pre-development	50,858	52,998
Properties under redevelopment	9,247	29,754
Land held	4,026	7,698
Total investment in properties	4,643,976	4,429,473
Less accumulated depreciation and amortization	(918,142)	(839,773)
Net investment in properties	3,725,834	3,589,700
Investments in and advances to unconsolidated joint ventures	72,223	95,606
Net investment in real estate	3,798,057	3,685,306
Cash and cash equivalents	13,446	10,286
Restricted cash	32,269	7,346
Straight-line rent and other receivables, net	79,484	79,889
Other assets, net	27,226	25,315
Assets held for sale	1,521	—
Total assets	$3,952,003	$3,808,142

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$113,697	$93,097
Distributions payable	29,995	29,622
Tenant prepaids and security deposits	34,481	32,884
Other liabilities	36,980	37,403
Intangible lease liabilities, net	19,287	21,421
Line of credit	206,000	75,000
Senior unsecured notes	1,328,435	1,351,969
Mortgage notes	161,882	201,959
Liabilities related to assets held for sale	18	—
Total liabilities	1,930,775	1,843,355
Total stockholders’ equity	1,922,429	1,862,066
Noncontrolling interests	98,799	102,721
Total liabilities and equity	$3,952,003	$3,808,142

Third Quarter 2017 Supplemental Reporting Package	Page 4

Funds From Operations (FFO) (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$25,781	$15,560	$82,374	$73,369
Adjustments:
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
Equity in earnings of unconsolidated joint ventures, net	(982)	(1,164)	(5,235)	(2,983)
Equity in FFO of unconsolidated joint ventures(1)	2,767	2,503	9,399	7,321
Gain on dispositions of real estate interests	(11,556)	—	(39,658)	(43,052)
Noncontrolling interests in the above adjustments	(1,335)	(1,908)	(3,834)	(4,005)
FFO attributable to unitholders	2,086	2,343	6,435	6,786
FFO attributable to common stockholders and unitholders – basic and diluted(2)	59,188	57,607	174,960	157,680
Adjustments:
Impairment loss on land	—	—	938	—
Acquisition costs	—	468	13	560
Hedge ineffectiveness (non-cash)	—	(967)	—	453
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$59,188	$57,108	$175,911	$158,693

FFO per common share and unit – basic	$0.61	$0.61	$1.82	$1.68
FFO per common share and unit – diluted	$0.61	$0.61	$1.81	$1.67

FFO, as adjusted, per common share and unit – basic	$0.61	$0.60	$1.83	$1.69
FFO, as adjusted, per common share and unit – diluted	$0.61	$0.60	$1.82	$1.68

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	92,981	90,250	92,351	89,464
Participating securities	517	582	501	561
Units	3,396	3,797	3,526	4,023
FFO weighted average common shares, participating securities and units outstanding – basic	96,894	94,629	96,378	94,048
Dilutive common stock equivalents	97	473	116	442
FFO weighted average common shares, participating securities and units outstanding – diluted	96,991	95,102	96,494	94,490

Reconciliation of net operating income (NOI) to FFO:
NOI(3)(4)	$79,667	$76,064	$238,325	$216,948
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	2,767	2,503	9,399	7,321
Institutional capital management and other fees	307	341	1,083	1,039
Casualty gain	—	2,440	270	2,278
General and administrative expense	(7,138)	(7,370)	(22,151)	(20,990)
Impairment loss on land	—	—	(938)	—
Interest expense	(19,699)	(17,813)	(59,031)	(55,478)
Capitalized interest expense	3,677	2,040	9,449	7,648
Interest and other income (expense)	(1)	18	(13)	581
Income tax benefit (expense) and other taxes	56	(222)	(147)	(510)
FFO attributable to noncontrolling interests	(448)	(394)	(1,286)	(1,157)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	59,188	57,607	174,960	157,680
Adjustments:
Impairment loss on land	—	—	938	—
Acquisition costs	—	468	13	560
Hedge ineffectiveness (non-cash)	—	(967)	—	453
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$59,188	$57,108	$175,911	$158,693

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(4)	Includes assets held for sale.

Third Quarter 2017 Supplemental Reporting Package	Page 5

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
NOI:
Rental revenues	$104,873	$99,933	$314,514	$289,507
Rental expenses and real estate taxes	(25,206)	(23,869)	(76,189)	(72,559)
NOI(1)	$79,667	$76,064	$238,325	$216,948

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	66,121	65,656	66,121	65,656
Average occupancy	95.9%	94.9%	95.5%	94.2%
Occupancy as of period end	96.4%	95.1%	96.4%	95.1%

CONSOLIDATED OPERATING PORTFOLIO:(2)
Square feet as of period end	64,144	64,683	64,144	64,683
Average occupancy	97.9%	95.8%	97.5%	95.5%
Occupancy as of period end	98.0%	96.2%	98.0%	96.2%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$74,573	$66,902	$74,573	$66,902
Straight-line rents – increase (decrease) to revenue, net of related bad debt expense	$(179)	$5,245	$4,041	$16,396
Free rent	$1,309	$4,932	$6,013	$16,288
Revenue from lease terminations	$225	$249	$1,161	$901
Bad debt expense, excluding expense related to straight-line rent receivable	$284	$180	$273	$271
Net amortization of below market rents – increase to revenue	$739	$670	$2,183	$2,150
Scheduled principal amortization	$1,641	$1,692	$4,871	$5,001
Capitalized interest	$3,677	$2,040	$9,449	$7,648
Non-cash interest expense	$1,497	$293	$4,181	$4,211
Stock-based compensation amortization	$1,548	$1,413	$4,552	$4,153
Capitalized indirect leasing costs(3)	$769	$756	$2,196	$2,481
NOI for properties sold during current quarter	$181	N/A	$1,210	N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$55,949	$50,388	$134,641	$159,474
Redevelopment	1,643	8,959	5,797	17,740
Due diligence	303	1,852	1,866	3,908
Casualty expenditures	9	178	65	1,142
Building and land improvements	6,533	5,000	12,643	10,008
Tenant improvements and leasing costs(3)	8,734	8,262	25,424	30,569
Total capital expenditures	$73,171	$74,639	$180,436	$222,841

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

(3)	Capitalized indirect leasing costs are included in “Tenant improvements and leasing costs.”

Third Quarter 2017 Supplemental Reporting Package	Page 6

Same-Store Portfolio Analysis (unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended September 30,
Quarterly Same-Store Portfolio Analysis (Straight-Line Basis)(1)	2017	2016	Percentage Change
Number of properties	379	379
Square feet as of period end	60,717	60,717
Average occupancy	97.9%	97.4%	0.5%
Occupancy as of period end	98.3%	97.6%	0.7%

Rental revenues	$97,684	$95,061	2.8%
Less: revenue from lease terminations	(225)	(249)
Add: early termination straight-line rent adjustment	585	31
Rental revenues, excluding revenue from lease terminations	98,044	94,843	3.4%
Rental expenses and real estate taxes	(23,482)	(22,790)	3.0%
NOI, excluding revenue from lease terminations(2)	$74,562	$72,053	3.5%

Quarterly Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$97,107	$89,913	8.0%
Less: revenue from lease terminations	(225)	(249)
Add: early termination straight-line rent adjustment	585	31
Rental revenues, excluding revenue from lease terminations	97,467	89,695	8.7%
Rental expenses and real estate taxes	(23,295)	(22,791)	2.2%
Cash NOI, excluding revenue from lease terminations(2)	$74,172	$66,904	10.9%

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
Annual Same-Store Portfolio Analysis (Straight-Line Basis)(3)	2017	2016	Percentage Change	2017	2016	Percentage Change
Number of properties	365	365		365	365
Square feet as of period end	56,302	56,302		56,302	56,302
Average occupancy	97.7%	97.4%	0.3%	97.2%	96.9%	0.3%
Occupancy as of period end	98.1%	97.6%	0.5%	98.1%	97.6%	0.5%

Rental revenues	$89,241	$87,247	2.3%	$267,246	$258,728	3.3%
Less: revenue from lease terminations	(225)	(249)		(1,161)	(351)
Add: early termination straight-line rent adjustment	585	31		718	162
Rental revenues, excluding revenue from lease terminations	89,601	87,029	3.0%	266,803	258,539	3.2%
Rental expenses and real estate taxes	(21,901)	(21,357)	2.5%	(65,849)	(65,724)	0.2%
NOI, excluding revenue from lease terminations(2)	$67,700	$65,672	3.1%	$200,954	$192,815	4.2%

Annual Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$89,004	$84,708	5.1%	$264,973	$248,460	6.6%
Less: revenue from lease terminations	(225)	(249)		(1,161)	(351)
Add: early termination straight-line rent adjustment	585	31		718	162
Rental revenues, excluding revenue from lease terminations	89,364	84,490	5.8%	264,530	248,271	6.5%
Rental expenses and real estate taxes	(21,715)	(21,357)	1.7%	(65,668)	(65,718)	(0.1)%
Cash NOI, excluding revenue from lease terminations(2)	$67,649	$63,133	7.2%	$198,862	$182,553	8.9%

(1)
Includes all consolidated stabilized acquisitions acquired before July 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to July 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(3)
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Third Quarter 2017 Supplemental Reporting Package	Page 7

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs(3)	Turnover Costs Per Square Foot(3)
THIRD QUARTER 2017		(in thousands)			(in months)	(in thousands)
New	22	823	15.1%	25.8%	77	$6,033	$7.33
Renewal	25	1,794	7.6%	23.4%	66	3,032	1.69
Value-add acquisitions, developments and redevelopments	7	775	N/A	N/A	73	N/A	N/A
Total/Weighted Average	54	3,392	9.9%	24.1%	70	$9,065	$3.47
Weighted Average Retention(4)	82.0%

YEAR TO DATE 2017
New	67	2,766	11.5%	27.7%	63	$13,443	$4.86
Renewal	81	5,467	13.8%	31.4%	56	7,982	1.46
Value-add acquisitions, developments and redevelopments	17	2,049	N/A	N/A	64	N/A	N/A
Total/Weighted Average	165	10,282	13.1%	30.2%	60	$21,425	$2.60
Weighted Average Retention(4)	74.3%

FOUR QUARTERS ROLLING
New	83	3,297	11.9%	27.8%	62	$17,111	$5.19
Renewal	104	5,985	13.1%	30.3%	56	8,918	1.49
Value-add acquisitions, developments and redevelopments	20	2,235	N/A	N/A	64	N/A	N/A
Total/Weighted Average	207	11,517	12.7%	29.5%	60	$26,029	$2.80
Weighted Average Retention(4)	73.7%

(1)	Reflects leases executed during the periods presented. Excludes leases with a term shorter than one year.

(2)	Assumes no exercise of lease renewal options, if any.

(3)
The estimated turnover costs associated with leases signed on Value-Add Acquisitions, developments and Redevelopments are included in the total projected costs for those investments and are therefore excluded from the leasing statistics.

(4)	Excludes leases signed on Value-Add Acquisitions, developments and Redevelopments.

Third Quarter 2017 Supplemental Reporting Package	Page 8

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Portfolio by Market(1)

	2017(2)		2018		2019
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	49	0.7%	746	9.9%	1,070	14.3%
Baltimore/Washington D.C.	—	0.0%	237	11.5%	435	21.1%
Charlotte	—	0.0%	—	0.0%	—	0.0%
Chicago	428	5.6%	775	10.2%	865	11.4%
Cincinnati	—	0.0%	930	29.3%	453	14.3%
Dallas	16	0.3%	411	7.0%	856	14.5%
Denver	6	0.6%	63	6.5%	409	42.0%
Houston	121	2.7%	433	9.7%	290	6.5%
Indianapolis	—	0.0%	—	0.0%	140	16.6%
Memphis	—	0.0%	—	0.0%	—	0.0%
Miami	—	0.0%	200	12.4%	105	6.5%
Nashville	—	0.0%	300	14.5%	622	30.1%
New Jersey	39	3.0%	152	11.6%	50	3.8%
Northern California	12	0.3%	354	8.1%	1,866	42.9%
Orlando	12	0.6%	184	9.2%	353	17.7%
Pennsylvania	—	0.0%	713	24.6%	873	30.1%
Phoenix	110	5.4%	357	17.4%	220	10.8%
Seattle	54	1.4%	49	1.2%	226	5.8%
Southern California	—	0.0%	546	6.0%	849	9.3%
Total	847	1.3%	6,450	10.1%	9,682	15.2%

Lease Expirations for Consolidated Portfolio Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2017(2)	847	$5,281	1.5%
2018	6,450	31,229	8.7%
2019	9,682	45,932	12.9%
2020	8,733	47,466	13.3%
2021	10,676	62,469	17.5%
Thereafter	27,333	164,808	46.1%
Total occupied	63,721	$357,185	100.0%
Available or leased but not occupied	2,400
Total consolidated properties	66,121

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes leases with an initial term of less than one year.

(3)	Percentage is based on consolidated occupied square feet as of September 30, 2017 in each market and in total.

(4)	Annualized base rent includes contractual rents in effect at the date of the lease expiration.

Third Quarter 2017 Supplemental Reporting Package	Page 9

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance(1)

	For the Nine Months Ended September 30, 2017	2017 Estimate
		Current Guidance		Previous Guidance
	Actual	Low	High	Low	High
Net earnings per common share – diluted	$0.89	$1.01	$1.03	$0.84	$0.90
FFO, as adjusted, per common share and unit – diluted(2)	$1.82	$2.44	$2.46	$2.39	$2.45

ASSUMPTIONS:
Operating Metrics:(3)
Average consolidated operating occupancy	97.50%	97.25%	97.75%	97.00%	97.75%
Annual Same-Store Portfolio:
NOI growth – cash basis(4)	8.90%	7.50%	8.00%	7.25%	8.00%
NOI growth – straight-line basis(4)	4.20%	3.75%	4.50%	3.75%	4.50%

Capital Deployment:
Development starts(5)	$214	$300	$350	$275	$350
Acquisitions(6)	$82	$82	$82	$50	$100

Capital Funding:
Dispositions	$86	$200	$225	$150	$250
Equity issuance	$60	$60	$60	$60	$100

General and administrative expense(7)	$22.14	$28.75	$29.75	$28.75	$29.25

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$0.89	$1.01	$1.03	$0.84	$0.90
Adjustments:
Gain on dispositions of real estate interests	(0.41)	(0.41)	(0.41)	(0.29)	(0.29)
Real estate related depreciation and amortization(8)	1.33	1.80	1.80	1.81	1.81
Noncontrolling interests in adjustments	0.00	0.03	0.03	0.02	0.02
FFO per common share and unit – diluted(9)	1.81	2.43	2.45	2.38	2.44
Adjustments:
Impairment loss on land	0.01	0.01	0.01	0.01	0.01
FFO, as adjusted, per common share and unit – diluted	$1.82	$2.44	$2.46	$2.39	$2.45

(1)	Net earnings and FFO guidance are based on the significant assumptions noted in this table.

(2)	Excludes impairment loss on land.

(3)	Does not consider potential future acquisitions or dispositions other than assets held for sale.

(4)	Actual and assumed amounts exclude revenue from lease terminations.

(5)	Represents our total projected investment for construction projects started or projected to start in 2017.

(6)	Excludes the acquisition of land.

(7)	Excludes actual acquisition costs.

(8)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(9)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Third Quarter 2017 Supplemental Reporting Package	Page 10

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income (Cash NOI)	For the Three Months Ended September 30, 2017
NOI(1)	$79,667
Less:
Revenue from lease terminations	(225)
Straight-line rents, net of related bad debt expense	179
Net amortization of below market rents	(739)
Cash NOI, excluding revenue from lease terminations(1)	78,882
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	3,794
Proportionate share of Cash NOI relating to noncontrolling interests	(533)
Cash NOI attributable to common stockholders(1)	82,143

NOI adjustments to normalize Cash NOI:
Free rent(3)	1,028
Partial quarter adjustment for stabilized properties acquired(4)	279
Partial quarter adjustment for properties disposed(5)	(161)
Partial quarter adjustment for value-add acquisitions stabilized(6)	25
Partial quarter adjustment for development properties stabilized(6)	117
Partial quarter adjustment for redevelopment properties stabilized(6)	313
Value-add acquisitions not stabilized(7)	(52)
Development properties not stabilized(7)	(568)
Redevelopment properties not stabilized(7)	—
NOI adjustments, net	981
Proforma Cash NOI(1)	$83,124

Other income:
Institutional capital management and other fees	$307

Balance Sheet Items(8)	As of September 30, 2017
Other assets:
Cash, cash equivalents and restricted cash	$45,715
Other receivables, net	4,921
Other tangible assets, net(9)	24,951
Value-add acquisitions at book value	20,972
Development properties at book value	338,982
Properties in pre-development at book value	50,858
Redevelopment properties at book value	9,247
Land held at book value	4,026
Other assets	$499,672

Liabilities:
Line of credit, senior unsecured notes and mortgage notes(10)	$1,694,980
DCT's proportionate share of debt related to unconsolidated joint ventures(11)	52,095
Accounts payable, accrued expenses and distributions payable	143,699
Tenant prepaids and security deposits	34,491
Other tangible liabilities	4,674
Estimated cost to stabilize Q3 2017 building acquisitions, if applicable	1,287
Liabilities	$1,931,226

Other information:(12)
Common shares outstanding at period end	93,018
Operating partnership units outstanding at period end	3,331

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Definitions for additional information.

(3)	Excludes approximately $0.3 million of free rent given during the quarter at properties associated with footnotes 4, 5, 6 and 7 below.

(4)	Reflects three months of expected Cash NOI for stabilized properties acquired during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(5)	Reflects actual Cash NOI recognized during the quarter for properties disposed of during the quarter.

(6)
Reflects three months of proforma Cash NOI for Value-Add Acquisitions, development and Redevelopment properties stabilized during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(7)	Reflects actual Cash NOI recognized during the quarter for Value-Add Acquisitions, development and Redevelopment properties not stabilized as of the end of the quarter.

(8)	Includes assets held for sale.

(9)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $1.4 million.

(10)	Excludes $1.4 million of premiums, $6.8 million of noncontrolling interests' share of consolidated debt and $6.9 million of deferred loan costs, net of amortization.

(11)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.

(12)	Excludes 0.5 million of participating securities and 0.1 million of potentially dilutive securities.

Third Quarter 2017 Supplemental Reporting Package	Page 11

Property Overview (unaudited)

As of September 30, 2017

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING PORTFOLIO:(4)		(in thousands)			(in thousands)
Atlanta	35	7,347	11.1%	99.0%	$26,691	$3.67	8.6%
Baltimore/Washington D.C.	18	2,164	3.3%	95.3%	14,393	6.98	4.6%
Charlotte	1	472	0.7%	100.0%	1,698	3.60	0.5%
Chicago	37	8,144	12.3%	93.5%	30,921	4.06	9.9%
Cincinnati	29	3,177	4.8%	100.0%	11,843	3.73	3.8%
Dallas	40	5,668	8.6%	99.1%	21,512	3.83	6.9%
Denver	7	969	1.5%	92.8%	4,587	5.10	1.5%
Houston	37	4,538	6.9%	98.5%	27,425	6.14	8.8%
Indianapolis	2	844	1.3%	100.0%	2,833	3.36	0.9%
Memphis	2	1,385	2.1%	100.0%	4,172	3.01	1.3%
Miami(5)	12	1,491	2.2%	100.0%	12,338	8.27	4.0%
Nashville	4	2,064	3.1%	100.0%	7,014	3.40	2.2%
New Jersey	8	1,313	2.0%	100.0%	8,173	6.22	2.6%
Northern California	30	4,379	6.6%	99.2%	26,181	6.02	8.4%
Orlando	22	2,057	3.1%	96.9%	9,187	4.61	2.9%
Pennsylvania	13	3,038	4.6%	95.4%	14,204	4.90	4.6%
Phoenix	23	2,060	3.1%	99.3%	9,926	4.85	3.2%
Seattle	30	3,837	5.8%	99.1%	22,871	6.01	7.3%
Southern California(5)	50	9,197	13.9%	99.2%	53,924	5.91	17.3%
Total/weighted average – operating portfolio	400	64,144	97.0%	98.0%	309,893	4.93	99.3%

VALUE-ADD ACQUISITIONS:
Denver	2	190	0.3%	39.0%	513	6.90	0.2%
Total/weighted average – value-add acquisitions	2	190	0.3%	39.0%	513	6.90	0.2%

DEVELOPMENT PROPERTIES:
Atlanta	1	549	0.8%	41.4%	987	4.35	0.3%
Dallas	3	730	1.1%	40.4%	693	2.35	0.2%
Miami	1	136	0.2%	85.6%	—	—	0.0%
Seattle	1	251	0.4%	47.3%	—	—	0.0%
Total/weighted average – development properties	6	1,666	2.5%	45.4%	1,680	2.22	0.5%

REDEVELOPMENT PROPERTIES:
Orlando	1	121	0.2%	0.0%	—	—	0.0%
Total/weighted average – redevelopment properties	1	121	0.2%	0.0%	—	—	0.0%

Total/weighted average – consolidated properties	409	66,121	100.0%	96.4%	$312,086	$4.90	100.0%

See footnotes on next page.

Third Quarter 2017 Supplemental Reporting Package	Page 12

Property Overview (continued)

As of September 30, 2017

Markets	Number of Buildings	Percentage Owned(6)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED JOINT VENTURES:(7)			(in thousands)			(in thousands)
OPERATING PORTFOLIO IN UNCONSOLIDATED JOINT VENTURE:
Southern California Logistics Airport(8)	8	50.0%	2,975	39.2%	99.9%	$11,558	$3.89	38.8%
Total/weighted average – unconsolidated operating portfolio	8	50.0%	2,975	39.2%	99.9%	11,558	3.89	38.8%

OPERATING PORTFOLIO IN CO-INVESTMENT VENTURE:
Chicago	2	20.0%	1,033	13.6%	94.1%	3,898	4.01	13.1%
Cincinnati	1	20.0%	543	7.2%	100.0%	2,189	4.03	7.4%
Dallas	1	20.0%	540	7.1%	100.0%	1,809	3.35	6.1%
Denver	5	20.0%	773	10.2%	100.0%	4,301	5.57	14.4%
Nashville	2	20.0%	1,020	13.5%	100.0%	2,924	2.87	9.8%
Orlando	2	20.0%	696	9.2%	91.4%	3,098	4.87	10.4%
Total/weighted average – co-investment operating properties	13	20.0%	4,605	60.8%	97.4%	18,219	4.06	61.2%
Total/weighted average – unconsolidated portfolio	21	31.8%	7,580	100.0%	98.4%	$29,777	$3.99	100.0%

(1)	Based on leases commenced as of September 30, 2017.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of September 30, 2017, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $4.8 million, which includes our proportionate share of free rent from unconsolidated joint ventures and excludes free rent related to Value-Add Acquisitions, developments and Redevelopments not stabilized during the three months ended September 30, 2017, based on the first month of cash base rent.

(4)	Includes assets held for sale.

(5)	As of September 30, 2017, our ownership interest in the Miami and Southern California properties was 99.6% and 95.4%, respectively, based on equity ownership weighted by square feet.

(6)	Percentage owned is based on equity ownership weighted by square feet.

(7)	See Definitions for additional information.

(8)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Third Quarter 2017 Supplemental Reporting Package	Page 13

Value-Add Acquisitions Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of September 30, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q3-2017	Cumulative Costs at 9/30/2017	Projected Investment	Acquisition Date	Percentage Leased(2)
Consolidated Value-Add Acquisitions Activities:
Stabilized in Q3 2017
1725 Puyallup Street	Seattle	8	1	120	100%	$151	$10,535	$10,574	Q3-2014	100%
Projected Stabilized Yield(3)		7.3%

Value-Add Acquisitions in Lease-Up
17801 East 40th Avenue(4)	Denver	4	1	44	100%	$—	$5,309	$5,538	Q2-2017	100%
10000 East 45th Avenue	Denver	7	1	146	100%	124	15,663	16,306	Q4-2016	21%
Total Value-Add Acquisitions in Lease-Up		11	2	190	100%	$124	$20,972	$21,844		39%
Projected Stabilized Yield – Value-Add Acquisitions in Lease-Up(3)		6.5%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	Percentage leased is computed as of the press release date.

(3)	Yield computed on a GAAP basis including rents on a straight-line basis.

(4)	Percentage leased includes a 44,000 square foot lease known move-out expected to occur within 24 months of the acquisition date.

Third Quarter 2017 Supplemental Reporting Package	Page 14

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of September 30, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q3-2017	Cumulative Costs at 9/30/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q3 2017
DCT Airport Distribution Center Building D	Orlando	6	1	95	100%	$249	$6,445	$6,747	Q3-2016	50%
Projected Stabilized Yield(4)		8.1%

Development Projects in Lease-Up
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%	$1,819	$28,860	$31,630	Q4-2016	83%
DCT Waters Ridge	Dallas	18	1	347	100%	795	21,236	21,299	Q4-2016	100%
DCT DFW Trade Center	Dallas	10	1	113	100%	191	7,922	9,623	Q3-2017	0%
DCT Miller Road	Dallas	17	1	270	100%	2,354	14,277	15,743	Q3-2017	73%
DCT Commerce Center Building C	Miami	8	1	136	100%	678	15,563	15,900	Q2-2017	100%
DCT White River Corporate Center North	Seattle	13	1	251	100%	169	20,390	21,247	Q4-2016	100%
	Total	113	6	1,666	100%	$6,006	$108,248	$115,442		83%

Development Projects Under Construction
DCT Terrapin Commerce Center Building I	Baltimore/Washington D.C.	13	1	126	100%	$929	$5,436	$14,585	Q1-2018	0%
DCT Terrapin Commerce Center Building II	Baltimore/Washington D.C.	10	1	94	100%	393	3,706	10,870	Q2-2018	0%
DCT Central Avenue	Chicago	54	1	190	100%	16,095	61,715	67,003	Q4-2017	100%
DCT Stockyards Industrial Center	Chicago	10	1	167	100%	287	13,393	15,998	Q4-2017	0%
DCT Greenwood	Chicago	8	1	140	100%	3,533	8,405	11,642	Q4-2017	0%
DCT Summit Distribution Center	Denver	12	1	168	100%	4,062	9,849	13,847	Q4-2017	0%
DCT Rail Center 225, B	Houston	13	1	222	100%	1,116	4,058	15,615	Q1-2018	100%
DCT PetroPort Industrial Park Building I	Houston	12	1	89	100%	387	1,285	6,134	Q2-2018	0%
DCT PetroPort Industrial Park Building II	Houston	23	1	163	100%	635	2,274	10,129	Q2-2018	100%
DCT Commerce Center Building D	Miami	8	1	137	100%	2,065	11,190	15,736	Q1-2018	0%
DCT Commerce Center Building E	Miami	10	1	162	100%	3,532	16,093	19,863	Q1-2018	83%
Seneca Commerce Center Building I	Miami	13	1	222	90%	1,470	8,392	21,600	Q2-2018	0%
DCT Midline Commerce Center	New Jersey	34	1	440	100%	12,075	12,075	35,927	Q2-2018	0%
DCT Arbor Avenue	Northern California	40	1	796	100%	5,745	39,380	53,040	Q4-2017	0%
DCT Williams Corporate Center	Northern California	4	1	75	100%	377	6,253	14,208	Q1-2018	0%
DCT Rockline Commerce Center Building I	Pennsylvania	8	1	112	100%	999	3,044	9,263	Q1-2018	0%
DCT Rockline Commerce Center Building II	Pennsylvania	17	1	224	100%	1,678	5,711	18,077	Q1-2018	0%
Blair Logistics Center Building A	Seattle	26	1	543	100%	842	18,475	49,654	Q3-2018	0%
	Total	315	18	4,070	99%	$56,220	$230,734	$403,191		17%

Total Development Projects in Lease-Up and Under Construction		428	24	5,736	100%	$62,226	$338,982	$518,633		37%

Leased Pre-Development
2560 White Oak Expansion	Chicago	4	—	54	100%	$177	$956	$5,014	Q2-2018	100%

Total Projects Under Development		432	24	5,790	100%	$62,403	$339,938	$523,647		37%
Projected Stabilized Yield – Projects Under Development(4)		7.2%

Pre-Development
DCT Freeport West Building II	Dallas	7			100%	$100	$1,555
DCT Freeport West Building III	Dallas	6			100%	79	1,168
Seneca Commerce Center Building II	Miami	11			90%	201	2,674
Seneca Commerce Center Building III	Miami	11			90%	193	2,546
Seneca Commerce Center Building IV	Miami	4			90%	174	3,356
DCT Airport Distribution Center Building E	Orlando	6			100%	44	1,575
DCT Airport Distribution Center Building F	Orlando	6			100%	24	1,480
DCT Airport Distribution Center Building G	Orlando	11			100%	52	2,381
Blair Logistics Center Building B	Seattle	21			100%	1,462	13,730
Blair Logistics Storage Yard	Seattle	6			100%	45	3,091
DCT Hudson Distribution Center	Seattle	15			100%	7,193	7,193
DCT 167 Landing Building A	Seattle	12			100%	4,495	4,495
DCT 167 Landing Building B	Seattle	5			100%	1,729	1,729
DCT Jurupa Logistics Center II	Southern California	5			100%	102	2,929
	Total	126				$15,893	$49,902

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Third Quarter 2017 Supplemental Reporting Package	Page 15

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of September 30, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q3-2017	Cumulative Costs at 9/30/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Stabilized in Q3 2017
10810 Painter Avenue	Southern California	5	1	111	100%	$1,011	$11,723	$12,157	Q3-2017	100%
2201 Arthur Avenue	Chicago	5	1	101	100%	179	9,415	10,069	Q3-2016	100%
	Total	10	2	212	100%	$1,190	$21,138	$22,226		100%
Projected Stabilized Yield(4)		6.8%

Redevelopment Projects Under Construction
6550 Hazeltine National Drive	Orlando	7	1	121	100%	$9,247	$9,247	$10,534	Q1-2018	0%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.3%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Third Quarter 2017 Supplemental Reporting Package	Page 16

Acquisition and Disposition Summary (unaudited)

For the Nine Months Ended September 30, 2017

Month	Property Name	Acquisition Type	Market	Size	Occupancy at Acquisition/Disposition	Occupancy at September 30, 2017
BUILDING ACQUISITIONS:				(buildings in sq. ft.)
April	17801 East 40th Ave.	Value-Add Acquisition(1)	Denver	44,000	100.0%	100.0%
June	3536 Arden Road	Stabilized	Northern California	73,000	100.0%	100.0%
August	3454 East Miraloma Ave.	Stabilized	Southern California	300,000	100.0%	100.0%
August	6550 Hazeltine National Drive	Redevelopment Acquisition(2)	Orlando	121,000	0.0%	0.0%
Total YTD Purchase Price – $81.7 million				538,000	77.5%	77.5%

LAND ACQUISITIONS:
February	DCT Airport Distribution Center Building G	Pre-Development	Orlando	11.6 acres
February	DCT Williams Corporate Center	Pre-Development	Northern California	3.6 acres
March	DCT Rail Center 225, B	Pre-Development	Houston	13.2 acres
May	DCT Freeport West Buildings II and III	Pre-Development	Dallas	12.9 acres
May	DCT Rockline Commerce Center Buildings I and II	Pre-Development	Pennsylvania	25.1 acres
June	DCT PetroPort Industrial Park Buildings I and II	Pre-Development	Houston	35.0 acres
July	DCT Hudson Distribution Center	Pre-Development	Seattle	15.1 acres
August	DCT Midline Commerce Center	Pre-Development	New Jersey	33.7 acres
September	DCT 167 Landing Buildings A and B	Pre-Development	Seattle	36.6 acres
Total YTD Land Purchase Price – $39.4 million				186.8 acres

BUILDING DISPOSITIONS:
Consolidated Properties
April	6940 San Tomas Road		Baltimore/Washington D.C.	144,000	100.0%
June	4701 Creek Road		Cincinnati	66,000	88.6%
June	101 N. 103rd and 104th Ave. (2 buildings)		Phoenix	558,000	100.0%
July	161 South Vasco Road		Northern California	96,000	100.0%
August	7101 Intermodal Drive		Louisville(4)	300,000	100.0%
Total YTD Sales Price – $83.3 million				1,164,000	99.4%

Unconsolidated Joint Ventures
June	TRT – Riverport Portfolio (3 buildings)		Louisville	609,000	100.0%
Total YTD Sales Price – $2.7 million(3)				609,000	100.0%

(1)	See Definitions and Value-Add Acquisitions Overview for additional information.

(2)	See Definitions and Redevelopment Overview for additional information.

(3)	The sales price reflects our share of gross proceeds from the property sold by the unconsolidated joint venture.

(4)	The company exited the Louisville market upon the disposition of this property.

Third Quarter 2017 Supplemental Reporting Package	Page 17

Indebtedness (unaudited, dollar amounts in thousands)

As of September 30, 2017

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of September 30, 2017
SENIOR UNSECURED NOTES:
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	$81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.60%	4.75%	August & October 2023	360,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums (discounts), net of amortization				53
Deferred loan costs, net of amortization				(4,610)
				1,005,443
MORTGAGE NOTES:
Fixed rate secured debt	5.92%	5.84%	October 2018 – August 2025	160,799
Premiums (discounts), net of amortization				1,342
Deferred loan costs, net of amortization				(259)
				161,882
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	2.23%	2.23%	April 2019	206,000
2020 Notes, variable rate(3)	2.33%	2.33%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,008)
				528,992

Total carrying value of consolidated debt				$1,696,317

Fixed rate debt	4.69%	4.95%		81%
Variable rate debt	2.27%	2.27%		19%
Weighted average interest rate	4.22%	4.43%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)	3.91%	3.91%		$52,095

Scheduled Principal Payments of Debt as of September 30, 2017 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2017	$—	$1,668	$—	$1,668
2018	81,500	6,747	—	88,247
2019	46,000	51,344	206,000	303,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	360,000	6,366	—	366,366
2024	80,000	739	—	80,739
2025	—	450	—	450
2026	90,000	—	—	90,000
Thereafter	80,000	—	—	80,000
Total	$1,010,000	$160,799	$531,000	$1,701,799

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $192.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of September 30, 2017.

(3)
The senior unsecured $125.0 million term loan matures April 8, 2020 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap, which effectively fixes the interest rate on the term loan at 3.31% through maturity.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Third Quarter 2017 Supplemental Reporting Package	Page 18

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except per share data)

Capitalization at September 30, 2017

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	93,018	$57.92	$5,387,603
Operating partnership units outstanding(2)	3,331	$57.92	192,932
Total equity market capitalization			5,580,535

Consolidated debt, excluding deferred loan costs of $6.9 million			1,703,194
Less: Noncontrolling interests’ share of consolidated debt(3)			(6,819)
Proportionate share of debt related to unconsolidated joint ventures(4)			52,095
DCT share of total debt			1,748,470
Total market capitalization			$7,329,005

DCT share of total debt to total market capitalization			23.9%

Common Stock Dividend Yield

		For the Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Dividend declared per common share	$0.31	$0.31	$0.31	$0.31	$0.29
Price per share	$57.92	$53.44	$48.12	$47.88	$48.55
Dividend yield – annualized	2.1%	2.3%	2.6%	2.6%	2.4%

Fixed Charge Coverage Ratio

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$25,781	$15,560	$82,374	$73,369
Interest expense	16,022	15,773	49,582	47,830
Proportionate share of interest expense from unconsolidated joint ventures(4)	439	276	980	827
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(4)	1,258	1,097	3,715	3,295
Income tax (benefit) expense and other taxes	(56)	222	147	510
Impairment loss on land	—	—	938	—
Stock-based compensation	1,548	1,413	4,552	4,153
Noncontrolling interests	1,199	829	3,887	3,938
Non-FFO gain on dispositions of real estate interests	(11,556)	—	(39,658)	(43,052)
Adjusted EBITDA	$77,062	$75,443	$231,996	$211,114

CALCULATION OF FIXED CHARGES:
Interest expense	$16,022	$15,773	$49,582	$47,830
Capitalized interest	3,677	2,040	9,449	7,648
Amortization of loan costs and debt premium/discount	(473)	(237)	(1,111)	(687)
Other non-cash interest expense	(1,024)	(56)	(3,070)	(3,524)
Proportionate share of interest expense from unconsolidated joint ventures(4)	439	276	980	827
Total fixed charges	$18,641	$17,796	$55,830	$52,094

Fixed charge coverage ratio	4.1x	4.2x	4.2x	4.1x

(1)	Excludes 0.4 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of September 30, 2017.

(2)	Operating partnership unit per share price is based on the per share closing price of DCT's common stock.

(3)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(4)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

Third Quarter 2017 Supplemental Reporting Package	Page 19

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of September 30, 2017

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.7%
Fixed charge coverage ratio	> 1.5 x	3.78 x
Secured debt leverage ratio	< 45%	5.4%
Unencumbered assets to unsecured debt	> 1.67 x	2.56 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	32.0%
Fixed charge coverage ratio	> 1.5 x	3.81 x
Secured debt leverage ratio	< 35%	3.8%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	35.5%
Fixed charge coverage ratio	> 1.5 x	4.02 x
Secured debt leverage ratio	< 40%	3.4%
Unencumbered assets to unsecured debt	> 1.50 x	2.73 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB (Stable)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Third Quarter 2017 Supplemental Reporting Package	Page 20

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Nine Months Ended September 30, 2017
	JP Morgan	Stirling Capital Investments
Total rental revenues	$17,640	$12,249
Rental expenses and real estate taxes	(4,232)	(1,834)
Depreciation and amortization	(7,330)	(4,430)
General and administrative expense	(623)	(1,015)
Operating income	5,455	4,970
Interest expense	—	(2,622)
Interest and other expense	(118)	(1)
Net income	$5,337	$2,347
Other Data:
Number of properties	13	8
Square feet (in thousands)	4,605	2,975
Occupancy	97.4%	99.9%
DCT ownership(1)	20.0%	50.0%	(2)

Balance Sheet

	As of September 30, 2017
	JP Morgan	Stirling Capital Investments
Total investment in properties	$277,162	$146,533
Accumulated depreciation and amortization	(82,562)	(36,037)
Net investment in properties	194,600	110,496
Cash, cash equivalents and restricted cash	3,377	2,095
Other assets	4,416	1,935
Total assets	202,393	114,526

Other liabilities	5,597	1,782
Secure debt maturities – 2017	—	60,742	(3)
Secure debt maturities – 2021	—	7,356	(4)
Secure debt maturities – thereafter	—	42,711	(5)
Total secured debt	—	110,809
Total liabilities	5,597	112,591
Partners or members' capital	196,796	1,935
Total liabilities and partners or members' capital	$202,393	$114,526

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)
$60.8 million of debt requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%. In October 2017, the joint venture entered into an agreement to extend the maturity date of the loan from October 2017 to October 2019.

(4)	$7.4 million of debt is payable to DCT, requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

(5)
$29.9 million of debt, excluding $0.5 million of deferred loan costs, requires principal and interest payments through May 2024 and has a fixed interest rate of 4.6%. $13.5 million of debt, excluding $0.2 million of deferred loan costs, requires principal and interest payments through July 2024 and has a variable interest rate of LIBOR plus 2.5%.

Third Quarter 2017 Supplemental Reporting Package	Page 21

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement.

Cash Basis Rent Growth:
Cash Basis Rent Growth reflects the percentage change in base rent of the lease executed during the period compared to base rent of the prior lease on the same space. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease (holdover payments are excluded). If the first payment under the new lease is less than 50% of the second year’s base rent (a “teaser rate”), then we use the second year’s base rent payment compared to the base rent of the last regular monthly base rent payment due prior to the termination of the lease (holdover payments on the preceding lease are excluded from the calculation). All base rents are compared on a net basis. Base rent under gross or similar type leases are converted to a net base rent based on an estimate of the applicable recoverable expenses.
Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Deferred acquisition costs identified during due diligence needed to stabilize an asset and/or bring an asset up to our physical standards.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.
NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.
FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:
•
Add real estate-related depreciation and amortization;
•
Subtract gains from dispositions of real estate held for investment purposes;
•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•
Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

FFO, As Adjusted:
We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.

GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Third Quarter 2017 Supplemental Reporting Package	Page 22

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax benefit (expense) and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax benefit (expense) and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$25,781	$15,560	$82,374	$73,369
Net income attributable to noncontrolling interests	1,199	829	3,887	3,938
Income tax (benefit) expense and other taxes	(56)	222	147	510
Impairment loss on land	—	—	938	—
Interest and other (income) expense	1	(18)	13	(581)
Interest expense	16,022	15,773	49,582	47,830
Equity in earnings of unconsolidated joint ventures, net	(982)	(1,164)	(5,235)	(2,983)
General and administrative expense	7,138	7,370	22,151	20,990
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
Gain on dispositions of real estate interests	(11,556)	—	(39,658)	(43,052)
Casualty gain	—	(2,440)	(270)	(2,278)
Institutional capital management and other fees	(307)	(341)	(1,083)	(1,039)
Total NOI	$79,667	$76,064	$238,325	$216,948

Quarterly Same-Store Portfolio NOI:
Total NOI	$79,667	$76,064
Less NOI – non-same-store properties	(5,465)	(3,793)
Less revenue from lease terminations	(225)	(249)
Add early termination straight-line rent adjustment	585	31
NOI, excluding revenue from lease terminations	74,562	72,053
Less straight-line rents, net of related bad debt expense	165	(4,509)
Less amortization of above/(below) market rents	(555)	(640)
Cash NOI, excluding revenue from lease terminations	$74,172	$66,904

Annual Same-Store Portfolio NOI:
Total NOI	$79,667	$76,064	$238,325	$216,948
Less NOI – non-same-store properties	(12,327)	(10,174)	(36,928)	(23,944)
Less revenue from lease terminations	(225)	(249)	(1,161)	(351)
Add early termination straight-line rent adjustment	585	31	718	162
NOI, excluding revenue from lease terminations	67,700	65,672	200,954	192,815
Less straight-line rents, net of related bad debt expense	458	(1,945)	(451)	(8,294)
Less amortization of above/(below) market rents	(509)	(594)	(1,641)	(1,968)
Cash NOI, excluding revenue from lease terminations	$67,649	$63,133	$198,862	$182,553

Operating Portfolio:
Includes all consolidated stabilized properties. Value-Add Acquisitions, Developments and Redevelopments are placed into the Operating Portfolio upon stabilization. Stabilized acquisitions are included in the Operating Portfolio upon acquisition. Once a property is included in the Operating Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Third Quarter 2017 Supplemental Reporting Package	Page 23

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended September 30, 2017
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$25,781
Net income attributable to noncontrolling interests	1,199
Income tax benefit and other taxes	(56)
Interest and other expense	1
Interest expense	16,022
Equity in earnings of unconsolidated joint ventures, net	(982)
General and administrative expense	7,138
Real estate related depreciation and amortization	42,427
Gain on dispositions of real estate interests	(11,556)
Institutional capital management and other fees	(307)
Total NOI	79,667
Less:
Revenue from lease terminations	(225)
Straight-line rents, net of related bad debt expense	179
Net amortization of below market rents	(739)
Cash NOI, excluding revenue from lease terminations	78,882
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	3,794
Proportionate share of Cash NOI relating to noncontrolling interests	(533)
Cash NOI attributable to common stockholders	82,143

NOI adjustments to normalize Cash NOI:
Free rent	1,028
Partial quarter adjustment for properties acquired	279
Partial quarter adjustment for properties disposed	(161)
Partial quarter adjustment for value-add acquisitions stabilized	25
Partial quarter adjustment for development properties stabilized	117
Partial quarter adjustment for redevelopment properties stabilized	313
Value-add acquisitions not yet placed into operating portfolio	(52)
Development properties not yet placed into operating portfolio	(568)
Redevelopment properties not yet placed into operating portfolio	—
NOI adjustments, net	981
Proforma Cash NOI	$83,124

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI on a straight-line basis divided by total projected investment for Value-Add Acquisitions, Developments and Redevelopments.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include previously stabilized properties taken out of service to change the properties' use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (vacancies anticipated at acquisition square feet + bankruptcy and early termination square feet)).

Sales Price:
Contractual price of real estate sold.

Third Quarter 2017 Supplemental Reporting Package	Page 24

Definitions (continued)

Same-Store:
Annual Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.
Quarterly Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before July 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to July 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Same-Store NOI Growth:
Same-Store NOI Growth is calculated by dividing the change in NOI applicable to same-store properties only, period over period, by the preceding period's same-store properties' NOI. We consider NOI from our Annual and Quarterly Same-Store Portfolios to be useful measures in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating portfolio square feet as of June 30, 2017	63,812
Acquisitions	300
Dispositions	(396)
Value-add acquisitions, developments and redevelopments stabilized and placed into operating portfolio	427
Miscellaneous	1
Total operating portfolio square feet including assets held for sale as of September 30, 2017	64,144

Total value-add acquisitions square feet as of June 30, 2017	310
Value-add acquisitions stabilized and placed into operating portfolio	(120)
Total value-add acquisitions square feet as of September 30, 2017	190

Total projects under development square feet as of June 30, 2017	4,090
Construction starts	1,740
Pre-development construction starts pre-leased	54
Developments stabilized and placed into operating portfolio	(95)
Miscellaneous	1
Total projects under development square feet as of September 30, 2017	5,790

Total projects under redevelopment square feet as of June 30, 2017	212
Redevelopments stabilized and placed into operating portfolio	(212)
Acquisitions	121
Total projects under redevelopment square feet as of September 30, 2017	121
Stabilized:
Developments and Redevelopments are deemed to be stabilized upon the earlier of achieving 90% occupancy or 12 months after shell-construction completion. Value-Add Acquisitions (defined below) are deemed to be stabilized:

•	If the property acquired is less than 75% occupied upon acquisition, the property will stabilize upon the earlier of achieving 90% occupancy or 12 months from the acquisition date; or

•
If the property is acquired with known move-outs, the property will stabilize upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

All other acquisitions are deemed stabilized upon acquisition.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth reflects the percentage change in Net Effective Rent of the lease executed during the period compared to the Net Effective Rent of the prior lease on the same space (holdover payments are excluded). All net effective rents are compared on a net basis. Net Effective Rent under gross or similar type leases are converted to Net Effective Rent based on an estimate of the applicable recoverable expenses.

Third Quarter 2017 Supplemental Reporting Package	Page 25

Definitions (continued)

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover Costs and Turnover Costs Per Square Foot presented as a part of leasing statistics represent the total Turnover Costs estimated upon execution to be incurred associated with the leases signed during the period and may not ultimately reflect the actual expenditures.

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Value-Add Acquisitions:
Consolidated properties that were acquired and upon acquisition met either of the following criteria:

•	Occupancy of less than 75% upon acquisition; or

•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.
Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as Redevelopment properties.

Third Quarter 2017 Supplemental Reporting Package	Page 26